SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2013

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction

of incorporation)

000-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 1, 2013, Pacific Continental Corporation, Eugene, Oregon (“PCBK”) completed its pending acquisition of Eugene, Oregon based Century Bank. The acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of October 23, 2012 (the “Agreement”). The Agreement provides for aggregate cash consideration to Century Bank shareholders of approximately $13.4 million, or $13.13 per share.

A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2013

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President Chief Financial Officer